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                                                                    EXHIBIT 23.4

                              CONSENT OF KPMG LLP

    We hereby consent to the use of our report dated January 25, 2000, except as to Note 20, which is as of March 21, 2000, appearing on page 30 of CBS Corporation's Form 10-K for the year ended December 31, 1999; and our report dated March 21, 2000, appearing on page 67 of CBS Corporation's Form 10-K for the year ended December 31, 1999; incorporated by reference in the prospectus supplement dated July 25, 2000 to the prospectus dated May 10, 1995 of Viacom Inc. and the reference to our firm under the heading "Experts" in the prospectus supplement.

KPMG LLP
New York, New York
July 24, 2000